Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated 24 February 2016, relating to the consolidated financial statements of Santander UK plc appearing in the Annual Report on Form 20-F of Santander UK plc for the year ended 31 December 2015, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte LLP
Deloitte LLP

London, United Kingdom
29 September 2016